UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41228	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Wilshire Boulevard Suite 1720, Los Angeles, California 90010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.000001 par value	BRFH	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth registrant as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth registrant ☒

If an emerging growth registrant, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

Beginning on March 5, 2026, the registrant obtained subscriptions for unsecured senior convertible promissory notes in the aggregate amount of $7,278,000 (the “Notes”) from accredited investors. The Notes bear interest at 10% per annum for the first 12 months of the 24-month term, regardless of earlier payment or conversion (the “Minimum Interest”), and is mandatorily convertible as to principal and interest into shares of the registrant’s common stock at any time prior to maturity at the conversion price of $2.90 per share (the “Conversion Price”), if the common stock of the registrant trades at $4.35 per share (150% of the Conversion Price) for 20 out of the preceding 30 consecutive trading days. The holders of the Notes have the option on up to 10 occasions to convert all or any portion of the principal and interest into shares of the registrant’s common stock at the Conversion Price. The registrant may prepay the Notes at any time prior to maturity, subject to payment of the Minimum Interest, any other accrued but unpaid interest, and a prepayment penalty of 5% if the amount of the Note principal that is prepaid does not exceed 50% or a prepayment of 10% if the amount of the Note principal that is prepaid exceeds 50%. Interest is to be paid quarterly in arrears beginning April 1, 2026 and can be paid in either cash or shares of the registrant’s common stock at the election of the registrant. If paid in stock, the shares must be registered and valued at a 10% discount to the 10-day volume-weighted average price.

Purchasers of the Notes were issued warrants to purchase common stock (the “Warrants’) at a price of $3.20 per share (the “Exercise Price”) for a 4-year term from date of issuance in an amount equal to 100% of their investment amounts. The registrant may call the Warrants if the common stock of the registrant trades at $4.80 per share (150% of the Exercise Price) for 20 out of the preceding 30 consecutive trading days.

Should the registrant sell any of its securities in a capital-raising transaction at a price lower than the Conversion Price while any Notes are outstanding, the Conversion Price will adjust to that lower price. The Warrant Exercise Price will adjust to a 10% premium to the new Note conversion price.

The registrant has agreed to file a registration statement covering the shares underlying the Notes, interest on the Notes, and the Warrants within 60 days of closing. Failure to file the registration statement within such period would result in a penalty of 1% per month for every month that the registration statement is not so filed.

The registrant relied upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, as (i) offers were made to a limited number of prospective investors, including existing stockholders, (ii) each of the offerees had the requisite sophistication and financial ability to bear risks of investing in the registrant’s securities, (iii) the registrant provided extensive disclosure to the offerees, and (iv) there was no general solicitation in connection with the offers.

Item 7.01. Regulation FD Disclosures.

The registrant is providing an updated investor presentation that was used in connection with the placement of its Notes and Warrants. The full text of the presentation can be found at barfresh.com/investors and is incorporated herein by reference.

The information in this Item 7.01 shall neither be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

4.1	Securities Purchase Agreement

99.1	Press Release of Barfresh Food Group Inc. dated March 9, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc.,
a Delaware corporation
(Registrant)

Date: March 9, 2026		/s/ Riccardo Delle Coste
	By:	Riccardo Delle Coste
	Its:	CEO